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                                                                    EXHIBIT 23.1



                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 19, 1999, included in or incorporated by reference in P.A.M. Transportation Services, Inc.'s Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP

June 7, 1999
Fayetteville, Arkansas